SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

CAPITAL AUTOMOTIVE REIT

(Exact name of registrant as specified in its charter)

Maryland	000-23733	54-1870224
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

8270 Greensboro Drive, Suite 950
McLean, Virginia 22102
(703) 288-3075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

               *99.1 Press Release, dated July 22, 2003, of Capital Automotive REIT.

Item 9. Regulation FD Disclosure (Information provided under Item 12-Results of Operations and Financial Condition).

     The following information is being provided under Item 12–Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216. As a result, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”).

     On July 22, 2003, Capital Automotive REIT issued a press release to report its financial results for the quarter ended June 30, 2003. The release is furnished as Exhibit 99.1 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTOMOTIVE REIT
	By:	/s/ Thomas D. Eckert

	Name:	Thomas D. Eckert
	Title:	President and Chief Executive Officer
Date: July 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 22, 2003, of Capital Automotive REIT.